NOTIFICATION OF THE REMOVAL FROM LISTING AND REGISTRATION

NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the entire class of the following securities issued by Swedish Export Credit Corporation (also known as Aktiebolaget Svensk Exportkredit) (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:


Accelerated Return Notes Linked to the S&P 500 Index due July 17, 2009 (suspended 7/17/2009) (symbol: SQT)

Accelerated Return Notes Linked to the S&P 500 Index due August 28, 2009 (suspended 8/28/2009) (symbol: AXF)

Accelerated Return Notes Linked to the Technology Select Sector Index due August 28, 2009 (suspended 8/28/2009) (symbol: IWK)

Accelerated Return Notes Linked to the S&P 100 Index due August 29, 2009 (suspended 8/29/2009) (symbol: ODY)

Accelerated Return Notes Linked to the Dow Jones EURO STOXX 50 Index due October 2, 2009 (suspended 10/2/2009) (symbol: EOA)

Accelerated Return Notes Linked to the Russell 2000 Index due October 2, 2009 (suspended 10/2/2009) (symbol: RCW)

Accelerated Return Notes Linked to the S&P 500 Index due October 2, 2009 (suspended 10/2/2009) (symbol: SZI)

Accelerated Return Notes Linked to the MSCI EAFE Index due October 30, 2009 (suspended 10/30/2009) (symbol: EFD)

Accelerated Return Notes Linked to the S&P MidCap 400 Index due October 30, 2009 (suspended 10/30/2009) (symbol: SZM)

Accelerated Return Notes Linked to the Russell 2000 Index due January 21, 2010 (suspended 1/21/2010) (symbol: SGH)

Accelerated Return Notes Linked to the S&P Retail Select Industry Index due February 8, 2010 (suspended 2/8/2010) (symbol: SBG)

Capped Leveraged Index Return Notes Linked to the S&P BRIC 40 Index due February 26, 2010 (suspended 2/26/2010) (symbol: BTG)

Accelerated Return Bear Market Notes Linked to the S&P 500 Index due
March 8, 2010, Medium-Term Notes, Series E (suspended 3/8/2010) (symbol:  ABY)



This action is being taken pursuant to the provisions of Rule 12d2-2(a)(3), as NYSE Regulation has been notified that the above issues have matured by their terms. Accordingly, each of the above issues has been suspended from trading on NYSE Arca prior to the opening of business on the date noted.